EXHIBIT 10.51
UNCONDITIONAL GUARANTY
This continuing Unconditional Guaranty (“Guaranty”) is entered into as of April 24, 2014, by ALIMERA SCIENCES B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its corporate seat in Amsterdam, The Netherlands with registered address at Naritaweg 165, 1043 BW Amsterdam, The Netherlands and registered with the Dutch Commercial Register under number 56645775 (“Guarantor”), in favor of HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (“Agent”).
RECITALS
A.    Concurrently herewith, (a) ALIMERA SCIENCES LIMITED, a company registered under the laws of England and Wales under company number 08018355 and having its registered office at Centaur House, Ancells Road, Fleet, Hampshire, United Kingdom, GU51 2UJ (“Borrower”), (b) the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (as defined below) (collectively, referred to as “Lender”) and (c) Agent, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”), are entering into that certain Loan and Security Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lender has agreed to make certain advances of money and to extend certain financial accommodations to Borrower (collectively, the “Loans”), subject to the terms and conditions set forth therein. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement.
B.    In consideration of the agreement of Lender to make the Loans to Borrower under the Loan Agreement, Guarantor is willing to guaranty the full payment and performance by Borrower of all of its obligations thereunder and under the other Loan Documents, all as further set forth herein.
C.    Guarantor is a direct or indirect parent of Borrower and will obtain substantial direct and indirect benefit from the Loans made by Lender to Borrower under the Loan Agreement.
NOW, THEREFORE, to induce Agent and Lender to enter into the Loan Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Guarantor hereby represents, warrants, covenants and agrees as follows:
Section 1.Guaranty.
1.1    Unconditional Guaranty of Payment. In consideration of the foregoing, Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Agent and Lender the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Secured Obligations. Guarantor agrees that it shall execute such other documents or agreements and take such action as Agent shall reasonably request to effect the purposes of this Guaranty.
1.2    Separate Obligations. These obligations are independent of Borrower’s obligations and separate actions may be brought against Guarantor (whether action is brought against Borrower or whether Borrower is joined in the action).
Section 2.    Representations and Warranties.
Guarantor hereby represents and warrants that:
(a)    Guarantor (i) is a private company with limited liability duly organized, validly existing and in good standing under the laws of the Netherlands; (ii) is duly qualified to do business and is in good standing in every jurisdiction where the nature of its business requires it to be so qualified (except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the business or results of operations of the Consolidated Group, taken as a whole, or on Guarantor’s ability to pay or perform its obligations hereunder); and (iii) has all requisite power and authority to execute and deliver this Guaranty and each Loan Document executed and delivered by Guarantor pursuant to the Loan Agreement or this Guaranty and to perform its obligations thereunder and hereunder.
(b)    The execution, delivery and performance by Guarantor of this Guaranty (i) are within Guarantor’s powers and have been duly authorized by all necessary action on the part of Guarantor; (ii) do not contravene Guarantor’s organizational documents or any law or any contractual restriction binding on or affecting Guarantor or by which Guarantor’s property may be affected; (iii) do not require any authorization or approval or other action by, or any notice to or filing with, any governmental authority or any other Person under any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, except such as have been obtained or made; and (iv) do not result in the imposition or creation of any Lien upon any property of Guarantor.
(c)    This Guaranty is a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally.
(d)    There is no action, suit or proceeding affecting Guarantor pending or threatened before any court, arbitrator, or governmental authority, domestic or foreign, which would reasonably be expected to have a material adverse effect on the ability of Guarantor to perform its obligations under this Guaranty.
(e)    Guarantor’s obligations hereunder are not subject to any offset or defense against Agent or Lender or Borrower of any kind.

(f)    To ensure the legality, validity, enforceability or admissibility into evidence of this Guaranty in the jurisdiction in which Guarantor is incorporated and any jurisdiction in which Guarantor conducts business, it is not necessary that (i) this Guaranty be filed or recorded with any court or other authority in such jurisdiction, (ii) any other filings, notices, authorizations, approvals be obtained or other actions taken, or (iii) any stamp or similar tax be paid on or with respect to this Guaranty, or, if any of the foregoing actions are necessary, they have been duly taken.
(g)    Neither Guarantor nor its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under applicable law.
(h)    The incurrence of Guarantor’s obligations under this Guaranty will not cause Guarantor to (i) become insolvent; (ii) be left with unreasonably small capital for any business or transaction in which Guarantor is presently engaged or plans to be engaged; or (iii) be unable to pay its debts as such debts mature.
(i)    Guarantor covenants, warrants, and represents to Agent that all representations and warranties contained in this Guaranty shall be true at the time of Guarantor’s execution of this Guaranty, and shall continue to be true in all material respects so long as this Guaranty remains in effect.
Section 3.    General Waivers. Guarantor waives:
(a)    Any right to require Agent or any Lender to (i) proceed against Borrower or any other person; (ii) proceed against or exhaust any security or (iii) pursue any other remedy. Agent and each Lender may exercise or not exercise any right or remedy it has against Borrower or any security it holds (including the right to foreclose by judicial or nonjudicial sale) without affecting Guarantor’s liability hereunder.
(b)    Any defenses from disability or other defense of Borrower or from the cessation of Borrower’s liabilities.
(c)    Any setoff, defense or counterclaim against Agent or any Lender.
(d)    Any defense from the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until Borrower’s Secured Obligations to Agent and Lender have been indefeasibly paid in full and Borrower’s financing arrangements with Agent and Lender have been terminated, Guarantor has no right of subrogation or reimbursement against Borrower for claims arising under this Guaranty.
(e)    Any right to enforce any remedy that Agent and/or any Lender has against Borrower.

(f)    Any rights to participate in any security held by Agent and/or any lender.
(g)    Any demands for performance, notices of nonperformance or of new or additional indebtedness incurred by Borrower to Agent or any Lender. Guarantor is responsible for being and keeping itself informed of Borrower’s financial condition.
(h)    The benefit of any act or omission by Agent or any Lender which directly or indirectly results in or aids the discharge of Borrower from any of the Secured Obligations by operation of law or otherwise.
Section 4.    Real Property Security Waiver. Guarantor acknowledges that, to the extent Guarantor has or may have rights of subrogation or reimbursement against Borrower for claims arising out of this Guaranty, those rights may be impaired or destroyed if Agent or any Lender elects to proceed against any real property security of Borrower by non-judicial foreclosure. That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by Guarantor against its obligations under this Guaranty. Guarantor waives that defense and any others arising from Agent’s or any Lender’s election to pursue non-judicial foreclosure. Guarantor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Guarantor agrees that it shall not assert any such defenses or rights.
Section 5.    Reinstatement. Notwithstanding any provision of the Loan Agreement to the contrary, the liability of Guarantor hereunder shall be reinstated and revived and the rights of Agent and each Lender shall continue if and to the extent that for any reason any payment by or on behalf of Guarantor or Borrower is rescinded or must be otherwise restored by Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any such payment must be rescinded or restored shall be made by Agent and/or any Lender in its sole discretion; provided, however, that if Agent or any Lender chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold harmless Agent and each Lender from all costs and expenses (including, without limitation, reasonable attorneys’ fees) of such litigation. To the extent any payment is rescinded or restored, Guarantor’s obligations hereunder shall be revived in full force and effect without reduction or discharge for that payment. Guarantor’s obligations under this Section 5 shall survive termination of this Guaranty.
Section 6.    No Waiver; Amendments. No failure on the part of Agent or any Lender to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. This Guaranty may not be amended or modified except by written agreement between Guarantor and Agent and/or any Lender, and no consent or waiver hereunder shall be valid unless in writing and signed by the party granting such consent or waiver.

Section 7.    Compromise and Settlement. No compromise, settlement, release, renewal, extension, indulgence, change in, waiver or modification of any of the Secured Obligations or the release or discharge of Borrower from the performance of any of the Secured Obligations shall release or discharge Guarantor from this Guaranty or the performance of the obligations hereunder.
Section 8.    Withholding. In the event any payments are received by Agent or any Lender from Guarantor hereunder such payments will be made subject to applicable withholding for any taxes, levies, fees, deductions, withholding, restrictions or conditions of any nature whatsoever. Specifically, if at any time any governmental authority, applicable law, regulation or international agreement requires Guarantor to make any such withholding or deduction from any such payment or other sum payment hereunder to Agent or any lender, Guarantor hereby covenants and agrees that the amount due from Guarantor with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Agent or any Lender receives a net sum equal to the sum which it would have received had no withholding or deduction been required and Guarantor shall pay the full amount withheld or deducted to the relevant governmental authority. Guarantor will, upon request, furnish Agent with proof reasonably satisfactory to Agent indicating that Guarantor has made such withholding payment provided, however, that Guarantor need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Guarantor. The agreements and obligations of Guarantor contained in this Section 8 shall survive the termination of this Guaranty.
Section 9.    Notice. Any notice or other communication herein required or permitted to be given shall be in writing and may be delivered in person or sent by facsimile transmission, overnight courier, or by United States mail, registered or certified, return receipt requested, postage prepaid and addressed as follows:
If to Guarantor:    Alimera Sciences B.V.
Naritaweg 165
1043 BW Amsterdam, the Netherlands
Attn: the Board of Managing Directors
Fax: +31 20 572 2650

with copies to:    Alimera Sciences, Inc.
6120 Windward Parkway, Suite 290
Alpharetta, Georgia 30005
Attn:     Chief Financial Officer
Fax:     678-990-5744

If to Agent:    HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
    Legal Department
    Attention: Chief Legal Officer and Mr. Anup Arora

    400 Hamilton Avenue, Suite 310
    Palo Alto, CA 94301
    Facsimile: 650-473-9194
    Telephone: 650-289-3060

If to Lender:
HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
Legal Department
Attention: Chief Legal Officer and Mr. Anup Arora
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3060

or at such other address as may be substituted by notice given as herein provided. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered or sent by facsimile transmission or three (3) Business Days after the same shall have been deposited in the United States mail. If sent by overnight courier service, the date of delivery shall be deemed to be the next Business Day after deposited with such service.
Section 10.    Entire Agreement. This Guaranty constitutes and contains the entire agreement of the parties and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications between Guarantor, Agent and Lender, whether written or oral, respecting the subject matter hereof.
Section 11.    Severability. If any provision of this Guaranty is held to be unenforceable under applicable law for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of Guarantor, Agent and Lender to the extent possible. In any event, all other provisions of this Guaranty shall be deemed valid and enforceable to the full extent possible under applicable law.
Section 12.    Subordination of Indebtedness. Any indebtedness or other obligation of Borrower now or hereafter held by or owing to Guarantor is hereby subordinated in time and right of payment to all obligations of Borrower to Agent and Lender, except as such indebtedness or other obligation is expressly permitted to be paid under the Loan Agreement; and such indebtedness of Borrower to Guarantor is assigned to Agent as security for this Guaranty, and if Agent so requests shall be collected, enforced and received by Guarantor in trust for Agent and Lenders and to be paid over to Agent on account of the Secured Obligations, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any notes now or hereafter evidencing such indebtedness of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Agent.
Section 13.    Payment of Expenses. Guarantor shall pay, promptly on demand, all Expenses incurred by Agent and each Lender in defending and/or enforcing this Guaranty. For purposes hereof, “Expenses” shall mean costs and expenses (including reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) for defending and/or enforcing this Guaranty (including those incurred in connection with appeals or proceedings by or against any Guarantor under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief).
Section 14.    Assignment; Governing Law. This Guaranty shall be binding upon and inure to the benefit of Guarantor, Agent and each Lender and their respective successors and assigns, except that Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent, which may be granted or withheld in Agent’s sole discretion. Any such purported assignment by Guarantor without Agent’s written consent shall be void. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles thereof regarding conflict of laws.
Section 15.    Jurisdiction. Guarantor hereby irrevocably agrees that any legal action or proceeding with respect to this Guaranty or any of the agreements, documents or instruments delivered in connection herewith may be brought in the state and federal courts located in the State of New York as Agent may elect (provided that Guarantor acknowledges that any appeals from those courts may have to be heard by a court located outside of the State of New York), and, by execution and delivery hereof, Guarantor accepts and consents to, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by Agent in writing, with respect to any action or proceeding brought by Guarantor against Agent or any Lender. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against Guarantor in the courts of any other jurisdiction. Guarantor hereby waives, to the full extent permitted by law, any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens.
Section 16.    WAIVER OF JURY TRIAL. EACH OF AGENT, EACH LENDER AND GUARANTOR HEREBY WAIVES, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND ANY RELATED INSTRUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.
[signature page to follow]

GUARANTOR:
ALIMERA SCIENCES B.V.

/s/ J.P.V.G. Visser
By: Trust International Management (T.I.M.) B.V.
Title: Director A of Alimera Sciences B.V.
By: J.P.V.G. Visser
Title: Attorney-in-fact A

/s/ J.C. Kuipers-van der Wiel
By: Trust International Management (T.I.M.) B.V.
Title: Director A of Alimera Sciences B.V.
By: J.C. Kuipers-van der Wiel
Title: Attorney-in-fact B

/s/ Richard Samuel Eiswirth, Jr.
By: Richard Samuel Eiswirth, Jr.
Title: Director B of Alimera Sciences B.V.